Exhibit 5.4

CONNELL FOLEY LLP

ATTORNEYS AT LAW

85 LIVINGSTON AVENUE

ROSELAND, NJ 07068

973.535.0500

FAX: 973.535.9217

July 8, 2016

U.S. Concrete, Inc.

331 North Main Street

Euless, TX 76039

Re:	U.S. Concrete, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special New Jersey counsel for Eastern Concrete Materials, Inc. (“Eastern”), a New Jersey corporation, Hamburg Quarry Limited Liability Company (“Hamburg”), a New Jersey limited liability company, and Master Mix Concrete, LLC (“Master Mix Concrete”), a New Jersey limited liability company, 160 East 22nd Terminal LLC, a New Jersey limited liability company (“160 East”); Ferrara West LLC, a New Jersey limited liability company (“Ferrara West”); Colonial Concrete Co., a New Jersey corporation (“Colonial”); and Premco Organization, Inc., a New Jersey corporation (“Premco”) (collectively referred to as the “New Jersey Guarantors”), which are subsidiaries of U.S. Concrete, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) up to $400,000,000 aggregate principal amount of 6.375% Senior Notes Due 2024 (the “Exchange Notes”) of the Company to be issued pursuant to an Indenture (the “Indenture”) dated as of June 7, 2016 by and among the Company, the subsidiary guarantors of the Company set forth in Schedule A (each a “Guarantor” and collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to an exchange offer (the “Exchange Offer”) by the Company described in the Registration Statement in exchange for a like principal amount of the issued and outstanding 6.375% Senior Notes due 2024 (the “Initial Notes”) previously issued under the Indenture and (ii) the guarantees by the Guarantors ( the “Guarantees”) of the Exchange Notes pursuant to the Indenture. The Guarantees of the New Jersey Guarantors are referred to herein collectively as the “New Jersey Guarantees”. We refer to the Indenture and the New Jersey Guarantees collectively as the “Opinion Documents.” This opinion is being furnished at the Company’s request in connection with the opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, whose opinion is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We have not acted as general counsel of the New Jersey Guarantors; accordingly, you understand that, as more particularly hereinafter described, no inference as to our knowledge of any fact relevant to the opinions set forth herein should be drawn from our representation of the New Jersey Guarantors in this particular matter.

ROSELAND	JERSEY CITY	NEW YORK	PHILADELPHIA	CHERRY HILL	SPRING LAKE

U.S. Concrete, Inc.

July 8, 2016

We have examined originals or certified copies of such corporate records of the Company and the New Jersey Guarantors and other certificates and documents of officials of the Company and the New Jersey Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, and that the Exchange Notes have been or will be duly authenticated in accordance with the terms of the Indenture.

We have also assumed the due authorization of the Opinion Documents by the parties thereto other than the New Jersey Guarantors, and that each Opinion Document will constitute a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the New Jersey Guarantors, all of which we assume to be true, correct and complete. We express no opinion on whether the Guarantees will be valid and binding obligations of the New Jersey Guarantors.

In rendering our opinion, with your consent, we have assumed, without any independent investigation, that:

(i)	Where we opine as to a future event, the facts and the laws in effect at such time are identical to the laws currently in effect;

(ii)	The New Jersey Guarantors have received, or will receive, consideration provided for in, or contemplated by, the Opinion Documents; and

(iii)	There are and will be no other understandings, agreements or documents between and among the parties to the Opinion Documents that would expand or otherwise modify the obligations of the respective parties with respect to the transaction or the Opinion Documents or that would otherwise have an effect on our opinion rendered herein.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the laws of the State of New Jersey.

B.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance,

U.S. Concrete, Inc.

July 8, 2016

reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the New Jersey Guarantors or any other person or any other circumstance.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

A.	Eastern, Colonial, and Premco have been duly incorporated and, based solely on the Certificates of Good Standing dated June 6, 2016 for Eastern and Colonial and dated June 28, 2016 for Premco, are validly existing in good standing under the laws of the State of New Jersey, with corporate power to execute, deliver and perform their respective obligations.

B.	Hamburg, 160 East, Ferrara West, and Master Mix Concrete are duly formed limited liability companies and, based solely on the Certificates of Good Standing dated June 6, 2016, are validly existing in good standing under the laws of the State of New Jersey, with the power to execute, deliver and perform its obligations.

C.	The New Jersey Guarantors’ execution, delivery and performance of their obligations under the New Jersey Guarantees and the Indenture and the performance of their obligations under the Indenture and the New Jersey Guarantees have been duly authorized by all necessary corporate or limited liability company, as applicable, action on the New Jersey Guarantors’ part.

D.

No order, consent, permit or approval of or filing with any New Jersey governmental authority is required on the New Jersey Guarantors’ part, for the New Jersey Guarantors’ execution or delivery or performance of their obligations under the Indenture and the New Jersey Guarantees, and the performance of their

U.S. Concrete, Inc.

July 8, 2016

obligations under the New Jersey Guarantees, except (a) such as have been obtained, or (b) as may be required under the securities laws of the State of New Jersey.

We are members of the Bar of the State of New Jersey and, as such, do not hold ourselves out as experts on, and no opinion is given with respect to, any laws other than the laws of the State of New Jersey.

We hereby consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. This letter is given as of the date hereof, in connection with the transactions referred to in the Opinion Documents, and except as otherwise provided herein, may not be circulated to, or by, any other person or entity.

Very truly yours,

/s/ Connell Foley LLP

Connell Foley LLP